UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2010 (August 10, 2010)

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 10, 2010, Inland Real Estate Corporation (the “Company”) entered into an Indenture (the “Indenture”) with Wells Fargo Bank, National Association (the “Trustee”) governing the Company’s 5.0% Convertible Senior Notes due 2029 (the “Notes”).  The Notes were issued on August 10, 2010 pursuant to an effective registration statement (Registration No. 333-167034), in connection with the closing of the Company’s offer to exchange or purchase any or all of its outstanding 4.625% Convertible Senior Notes due 2026 (the “4.625% Notes”) for Notes or cash, or a combination thereof.  In connection with the closing of the offer, the Company issued Notes in an aggregate principal amount of $29,215,000 in exchange for 4.625% Notes aggregating a principal amount of $29,215,000. The Trustee is a lender under the Company’s Amended and Restated Term Loan Agreement and its Fourth Amended and Restated Credit Agreement, each dated as of June 24, 2010, which were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2010.  The Company may enter into future lending and other relationships with the Trustee or its affiliates from time to time.

For a brief description of the material terms of the Indenture, please see Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.  The disclosure in this Current Report on Form 8-K is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.  The terms of the Notes are governed by the Indenture, which is attached hereto to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference into this Item 2.03.

The Notes will bear interest at the rate of 5.0% per year, payable on May 15 and November 15 of each year beginning November 15, 2010.  The Notes mature on November 15, 2029 unless redeemed, repurchased or converted in accordance with their terms prior to this date.  The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other senior unsecured indebtedness.

Holders of the Notes may convert their Notes into cash or a combination of cash and shares of the Company’s common stock, at the Company’s option, at any time on or after October 15, 2029 but prior to the close of business on the second business day prior to maturity and in other specified circumstances.  The Notes are convertible, subject to the terms of the Indenture, at an initial conversion rate of 102.8807 shares per $1,000 principal amount of Notes, equal to a conversion price of approximately $9.72 per share, which represents approximately a 29.77% premium over the last reported sale price of the Company’s common stock on August 13, 2010, which was $7.49 per share.  The initial conversion rate is subject to adjustment in certain circumstances, as set forth in the Indenture.

Prior to November 21, 2014, the Company may not redeem the Notes except to preserve its status as a real estate investment trust for U.S. federal income tax purposes.  On or after November 21, 2014, the Company may redeem all or a portion of the Notes, at any time or from time to time, for cash at a redemption price equal to 100% of the principal amount plus accrued but unpaid interest, if any.  On November 15, 2014, November 15, 2016, November 15, 2019 and November 15, 2024, or after the occurrence of certain change in control transactions, holders of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a purchase price equal to the principal amount plus accrued and unpaid interest, if any, to but excluding the repurchase date.

Under the Indenture, the occurrence of certain events constitutes an “Event of Default,” which may result in the maturity date of the Notes being accelerated.  These events include:

•                  a failure to pay, for a period of 30 days, any interest on the Notes;

•                  a failure to pay any principal or premium, if any, on the Notes, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•                  a failure to deliver the conversion value, on the terms set forth in the Indenture, upon exercise of a holder’s conversion right, and the continuation of the default for 15 days;

•                  a failure to notify the holders, in the manner, and within the timeframe, provided in the Indenture, of the occurrence of a “change in control,” and the continuation of the default for 10 days;

•                  a failure to comply with any other term, covenant or agreement in the Notes or the Indenture upon the Company’s receipt of notice of the default from the Trustee or notice of default by the Company and the Trustee from holders of not less than 25% in aggregate principal amount of the Notes, and the failure to cure (or obtain a waiver of) the default within 60 days after receipt of the notice;

•                  a default under any bond, note, debenture or other evidence of indebtedness of the Company or any of its subsidiaries or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any of its subsidiaries which results in the acceleration of the indebtedness in an aggregate principal amount exceeding $100 million or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) the indebtedness in an aggregate principal amount exceeding $100 million, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled within 10 days after notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series; and

•                  certain events of bankruptcy, insolvency or reorganization.

Item 9.01               Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description

4.1	5.0% Convertible Senior Notes due 2029 Indenture, dated August 10, 2010 between Inland Real Estate Corporation and Wells Fargo Bank, National Association as Trustee

4.2	Form of 5.0% Convertible Senior Note due 2029 (Included as Exhibit A to the Indenture, attached as Exhibit 4.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: August 16, 2010	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	5.0% Convertible Senior Notes due 2029 Indenture, dated August 10, 2010 between Inland Real Estate Corporation and Wells Fargo Bank, National Association as Trustee

4.2	Form of 5.0% Convertible Senior Note due 2029 (Included as Exhibit A to the Indenture, attached as Exhibit 4.1 hereto)